Exhibit 99.1

                             AURORA GOLD CORPORATION

NEWS RELEASE 05-2006                                               March 8, 2006

                                                                Trading Symbols:
                                                               NASD OTC BB: ARXG
                                                     FRANKFURT: A4G.FSE, A4G.ETR
                                                          BERLIN-BREMEN: A4G.BER


                                  NEWS RELEASE
                                  ------------


AURORA GOLD CORPORATION ANNOUNCES RESULTS FROM PRELIMINARY EXPLORATION PROGRAMS AT THE SANTA ISABEL AND OURO MIL PROPERTIES IN THE TAPAJOS GOLD PROVINCE, STATE OF PARA, BRAZIL.

Balcatta,  WA,  Australia,  -  March  6, 2006 - (NASD OTC BB: "ARXG"; FRANKFURT:
"A4G.FSE", "A4G.ETR"; BERLIN-BREMEN: "A4G.BER") Aurora Gold Corporation ("Aurora Gold"), a mineral exploration company focusing on exploration and development in the Tapajos Gold Province, State of Para, Brazil is pleased to announce results from preliminary exploration programs at the Santa Isabel and Ouro Mil properties in the Tapajos Gold Province, State of Para, Brazil.

Aurora Gold has conducted preliminary exploration programs on the Santa Isabel and Ouro Mil properties with the following encouraging results.

- Results from initial sampling of rock chips from the Santa Isabel property show the following high grade quartz veins:

     -         15.98g/t  Gold  with  12g/t  Silver;
     -         7.50g/t  Gold  with 7g/t  Silver;
     -         17.60g/t  Gold  with  12g/t  Silver;  and
     -         24.99g/t  Gold  with  14g/t  Silver.

- Results from limited sampling of lateritic outcrops and minor quartz veins on the Ouro Mil property showed the following values:

     - up to 3.00g/t Gold from a stock work quartz vein within the widespread laterite.

The properties are located in the Southern Tapajos Gold Province in the State of Para, Brazil. The Tapajos Gold Province has produced more than 600 metric tonnes of gold in the past 40 years and the province is considered a major magmatic province and contains more than 100 gold deposits and occurrences, generally hosted in granitiods of different paleo-proterozoic ages and affinities, as well as by gneisses, felsic to intermediate volcanic sand, minor gabbroic and metavolcanic-sedimentary rocks. Most of the deposits are gold bearing quartz veins, with stockworks and disseminations occurring to a lesser extent.

The Santa Isabel property is situated within part of the Pararui Intrusive Suite. To the immediate west the Pararui Suite is in faulted contact with the later Maloquina Intrusive Suite, and the Maloquina Intrusive suite is in faulted contact with the Creporizao Intrusive Suite, further to the west. The Pararui Suite and the Creporizao Intrusive Suite play host to the vast majority of hard rock gold deposits and occurrences within the Tapajos gold Province.

The Ouro Mil property is situated within a north west trending part of the Creporizao Intrusive Suite along an E-NE shear subordinate to the NW trending regional shear of the area. The western margin of this portion of the Creporizao Intrusive Suite is in a NW faulted contact with the Parauari Intrusive Suite, and similarly the eastern margin is in a NW faulted contact with the Cuiu-Cuiu Complex.

The two properties are currently the focus of literature searches, data compilation from previous work, soil sampling and mapping campaigns with a view to begin drilling.

The Company is also negotiating with drill contractors to begin subsurface investigations of the high grade quartz reefs identified by recent rock chip sampling programs. Drilling is expected to begin in late March 2006.

Aurora Gold Corporation is a mineral exploration company focusing on its newly acquired gold exploration properties in the Tapajos Gold Province, State of Para, Brazil whose stock trades under the symbol "ARXG" on the NASD OTC Bulletin Board in the United States of America, and under the symbols "A4G.FSE" and "A4G.ETR" on the Frankfurt and "A4G.BER" on the Berlin-Bremen Stock Exchanges in Germany.

For Further information, please call Klaus Eckhof at
Phone:          (+61) 8 9240-2836
Mobile:         (+61) 411-148-209
30  Ledger Road, Balcatta, WA, 6021 Australia
Website:        www.aurora-gold.com

ON BEHALF OF THE BOARD

"Klaus Eckhof"

Klaus Eckhof
President, CEO and Director

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release contains statements that plan for or anticipate the future, called "forward-looking statements." In some cases, you can identify forward looking statements by terminology such as "may," "will," "should," "could," "expects," "plans," "intends," "anticipates," "believes," "estimates," "predicts," "potential" or "continue" or the negative of those terms and other comparable terminology.

These forward-looking statements appear in a number of places in this press release and include, but are not limited to, statements about: our market opportunity; revenue generation; our strategies; competition; expected activities and expenditures as we pursue our business plan; the adequacy of our available cash resources; our ability to acquire properties on commercially viable terms; challenges to our title to our properties; operating or technical difficulties in connection with our exploration and development activities; currency fluctuations; fluctuating market prices for precious and base medals; the speculative nature of precious and base medals exploration and development activities; environmental risks and hazards; governmental regulations; and conduct of operations in politically and economically less developed areas of the world.

Many of these contingencies and uncertainties can affect our actual results and could cause actual results to differ materially from those expressed or implied in any forward looking statements made by, or on behalf of, us. Forward looking statements are not guarantees of future performance. All of the forward looking statements made in this press release are qualified by these cautionary statements. Specific reference is made to our most recent annual report on Form 10KSB and other filings made by us with the United States Securities and Exchange Commission for more detailed discussions of the contingencies and uncertainties enumerated above and the factors underlying the forward looking statements. These reports and filings may be inspected and copied at the Public Reference Room maintained by the U.S. Securities & Exchange Commission at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information about operation of the Public Reference Room by calling the U.S. Securities & Exchange Commission at 1-800-SEC-0330. The U.S. Securities & Exchange Commission also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the U.S. Securities & Exchange Commission at http://www.sec.gov.
                                                  ------------------

We disclaim any intention or obligation to update or revise any forward looking statements whether as a result of new information, future events or otherwise, except to the extent required by applicable laws.

THIS PRESS RELEASE IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT AND SHOULD NOT BE CONSTRUED AS AN OFFER TO SOLICIT, BUY, OR SELL ANY SECURITY.